SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 14, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 5.    Other Events.

On October 13, 2003, Cardima issued a notice of redemption to the holders of warrants to purchase 3,655,757 shares of Common Stock issued on August 13, 2003 as indicated in the attached redemption notice. The redemption is subject to a number of conditions referenced in the redemption notice.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

99.1	Notice of Redemption dated October 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2003

CARDIMA, INC.

By:	/S/ GABRIEL B. VEGH

Gabriel B. Vegh Chairman of the Board and Chief Executive Officer